EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We hereby consent to the incorporation by reference in, the previously filed Registration Statements on Form S-8 (Nos. 333-33494 and 333-143346) of Biomerica, Inc. and Subsidiaries, of our report dated August 29, 2011, relating to the consolidated financial statements as of May 31, 2011 and 2010 and for the years ended May 31, 2011 and 2010, which appears in this Form 10-K.

/s/ PKF

Certified Public Accountants

A Professional Corporation

San Diego, CA

August 29, 2011